Exhibit 10.2

FIRST AMENDMENT TO AGREEMENT FOR PURCHASE AND SALE AND ESCROW INSTRUCTIONS

This FIRST AMENDMENT TO AGREEMENT FOR PURCHASE AND SALE AND ESCROW INSTRUCTIONS (the “Amendment”) is entered into as of February 20, 2026, by and between 901 CORPORATE CENTER, LP, a California limited partnership (“Seller”), and FOCUS UNIVERSAL INC., a Nevada corporation and/or its assignee (“Buyer”). This Agreement is made with references to the following facts and circumstances:

RECITALS

A. Seller and Buyer entered into that certain Agreement for Purchase and Sale and Escrow Instructions as of January 21, 2026 (“Agreement”) with respect to the purchase and sale of that certain real property located at 901 Corporate Center Drive, Monterey Park, California, as more particularly described in the Agreement (“Property”).

B. Buyer and Seller now wish to enter into this Amendment to modify the Agreement, as more particularly described herein.

NOW, THEREFORE, with reference to the foregoing Recitals, in consideration of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1. Defined Terms. Unless otherwise defined herein, all capitalized terms used in this Amendment shall have the meanings ascribed to them in the Agreement.

2. Approval of the Property; Extension of Title Review. Except as set forth expressly herein, Buyer has completed its reviews, inspections, and investigations of the Property pursuant to Section 3 of the Agreement and the Due Diligence Period has expired. Notwithstanding the foregoing, Buyer shall have until 5:00 p.m. (Pacific time) on March 6, 2026 (“Title Review Period”) to complete its title review of the Property pursuant to Section 3.2. If Buyer disapproves of any title matter, Buyer shall prior to the expiration of the Title Review Period, provide Seller written notice of such disapproval and, upon Seller’s receipt of such notice, this Agreement shall automatically terminate, the Deposit shall be returned to Buyer, and, except for those provisions of this Agreement which expressly survive termination, neither party shall have further rights or obligations hereunder. Buyer’s Financing Contingency pursuant to Section 3.4 of the Agreement shall remain the same.

3. Force and Effect. Except as expressly modified by this Amendment, the Agreement shall remain in full force and effect.

4. Entire Agreement. This Amendment contains all of the terms agreed upon between the parties with respect to the subject matter hereof and supersedes any and all prior written or oral understanding respecting such matters.

5. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, or by electronic transmission of signature pages which shall be effective as original signature ages, and all such counterparts shall constitute one and the same document.

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IN WITNESS WHEREOF, the parties have executed this Amendment on the date first written above.

"SELLER"

901 CORPORATE CENTER, LP,

a California limited partnership

"BUYER"

FOCUS UNIVERSAL INC.,

a Nevada corporation

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